EXHIBIT 23.2



                CONSENT OF MCCUTCHEN, DOYLE, BROWN & ENERSEN, LLP



We consent to the references to the name of our firm under the caption "Legal Matters" in the Registration Statement (Form S-8) of Commtouch Software Ltd. for the registration of Ordinary Shares issuable under the registrant's 1999 Employee Stock Purchase Plan, the registrant's 1999 Nonmployee Directors Stock Option Plan, and the registrant's Wingra Technologies, LLC 1998 Unit Option Plan.

                                          MCCUTCHEN, DOYLE, BROWN & ENERSEN, LLP


San Francisco, California

July 19, 2001